UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2006

General Growth Properties, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 N. Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312.960.5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2006, the Board of Directors (the "Board") of General Growth Properties, Inc. (the "Company") adopted a resolution amending and restating the Company's bylaws (as amended and restated, the "Amended and Restated Bylaws") effective November 8, 2006.
Descriptions of the material differences between the Amended and Restated Bylaws and the Company's prior bylaws (the "Prior Bylaws") are provided below. These descriptions are summaries and are qualified in their entirety by the Amended and Restated Bylaws filed herewith as Exhibit 3(ii), the text of which is incorporated by reference into this Item 5.03.
1. Notice Deadlines. The time period within which stockholders must provide notice of stockholder proposals and director nominations for annual meetings was changed by 30 days to 90 to 120 days prior to the anniversary date of the immediately preceding annual stockholder meeting. The time period in the Prior Bylaws was 60 to 90 days prior to the anniversary date of the immediately preceding annual stockholder meeting. For purposes of the 2007 annual stockholder meeting of the Company the time period under the Amended and Restated Bylaws to provide notice of stockholder proposals to be raised at the meeting and director nominations is from January 16, 2007 through February 15, 2007. However, as previously disclosed in the 2006 proxy statement, notice of any stockholder proposal that is intended to be included in the Company's proxy statement and form of proxy for the 2007 annual stockholder meeting must be received by the Company at its principal executive offices no later than December 13, 2006.
2. Officers. The Amended and Restated Bylaws reflect officer positions that conform to currently appointed officers of the Company, as well as to include descriptions of other officers that are not currently appointed. The modifications reflect the addition of a Chief Executive Officer, Chief Financial Officer, Chief Corporate Development Officer, Chief Administrative Officer, Assistant Secretaries and Assistant Treasurers.
3. Indemnification of Officers, Directors and Employees. The Amended and Restated Bylaws no longer require the Company to indemnify or advance expenses to an employee involved in a legal, administrative or investigative proceeding when that employee is not also an officer or director of the Company. The Company's indemnification and defense of such employees, as well as agents of the Company, is discretionary (other than where required by law). The indemnification provisions of the Amended and Restated Bylaws further provide that indemnification is to be made only upon a determination that indemnification is proper in the circumstances, and specify the manner in which such a determination will be made with respect to current directors and officers seeking indemnification. The Prior Bylaws relied on applicable Delaware law to provide any required limitations on indemnification.
4. Technological Updates. Multiple provisions were added to reflect changes in the technologies used to perform administrative tasks and to permit electronic communication. Provisions were added to allow notice to be given to stockholders and directors by electronic transmission and to hold meetings of stockholders and directors of the Company remotely. The Prior Bylaws did not contain provisions regarding notices by electronic transmission or meetings held remotely.
5. Uncertificated Shares. The Amended and Restated Bylaws allow the Company to issue certificated or uncertificated shares of capital stock. The Prior Bylaws did not contain a provision regarding uncertificated shares of capital stock of the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

3(ii) Amended and Restated Bylaws of General Growth Properties, Inc. (furnished herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Growth Properties, Inc.

November 13, 2006	By:	/s/ Bernard Freibaum

Name: Bernard Freibaum
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.ii	Amended and Restated Bylaws of General Growth Properties, Inc.